EXHIBIT 99.1

FOR IMMEDIATE RELEASE

THE NECESSITY RETAIL REIT ANNOUNCES SECOND QUARTER 2023 RESULTS
Company to Host Investor Webcast and Conference Call at 11:00 AM ET Today

New York, August 2, 2023 - The Necessity Retail REIT, Inc. (Nasdaq: RTL) (“RTL” or the “Company”), a real estate investment trust focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S., announced today its financial and operating results for the second quarter ended June 30, 2023.

Second Quarter 2023 and Subsequent Events Highlights

•Announced merger agreement with Global Net Lease, Inc. (NYSE:GNL), stockholder meeting to take place on September 8th and upon approval is expected to close in September, 2023
◦All stock transaction would represent a 35% premium to RTL’s 30-day volume-weighted average price, based on share prices as of the date of the transaction announcement on May 23, 2023
◦Anticipated 12% increase in quarterly dividend for RTL common stockholders
◦Expected to create the third largest publicly traded net lease REIT with a global presence
◦The combined company expected to benefit from increased size, reduced borrowing costs on existing credit facilities, and cost savings as a result of corporate synergies and the internalization of GNL’s and RTL’s management
•Revenue was $106.7 million compared to $116.9 million, including a non-recurring termination fee of $5.7 million, in the second quarter 2022
•Net loss attributable to common stockholders was $53.5 million versus $56.3 million for the second quarter 2022
•Cash net operating income (“Cash NOI”) was $81.3 million compared $86.3 million for the second quarter 2022, lower in part due to strategic dispositions in the first half of 2023
•Funds from Operations (“FFO”) was $0.5 million due in part to proxy-related expenses of $16.0 million and $4.9 million of merger and transaction costs, compared to $35.7 million in the second quarter 2022
•Adjusted Funds from Operations (“AFFO”) was $27.9 million, or $0.21 per share, compared to $38.5 million, or $0.29 per share, in second quarter 2022, which included a $5.7 million termination fee
•Paid dividends on common stock of $28.5 million or $0.21 per share
•Reduced net debt6 by approximately $74.0 million compared to net debt outstanding at the end of first quarter 2023
•Portfolio occupancy of 92.7% up 1.9% from 90.8% at the end of the second quarter of 2022, with Executed Occupancy plus Leasing Pipeline1 of 94.4%
•Leased over 710,000 square feet through 26 new leases and 41 renewed leases in the multi-tenant segment, and over 248,000 square feet through 17 renewed leases in our single-tenant segment, for a combined $13.3 million of annualized straight-line rent
•Positive spread of 4.6% on multi-tenant lease renewals compared to prior leases
•Dispositions of $100.8 million in the quarter bringing year to date dispositions to $172.2 million of non-strategic assets

“We continue to see strong demand for high-quality retail space across our portfolio from credit-worthy national tenants,” said Michael Weil, CEO of RTL. “During the quarter, we remained focused on our key strategic objectives for our necessity-based retail properties, including executing over 700,000 square feet of leasing and building a strong forward leasing pipeline. We also completed a $93 million strategic disposition that significantly reduced our portfolio exposure to casual dining, an industry we believe it is prudent to reduce our exposure to in a slowing economy, to less than 2% based on straight-line rent and contributed to a $74.0 million reduction in net debt since the end of the first quarter. As we continue to maximize the value of our necessity-based retail properties, we are excited by the opportunities presented by the merger with GNL, including a reduction in leverage, greater access to capital, and expected earnings accretion in the first quarter after closing.”

Financial Results

	Three Months Ended June 30,
(In thousands, except per share data)	2023	2022
Revenue from tenants	$106,700	$116,929

Net loss attributable to common stockholders	$(53,468)	$(56,259)
Net loss per common share (a)	$(0.40)	$(0.43)

FFO attributable to common stockholders	$458	$35,717
FFO per common share (a)	$—	$0.27

AFFO attributable to common stockholders	$27,923	$38,485
AFFO per common share (a)	$0.21	$0.29
(a) All per share data based on 133,800,130 and 132,629,704 diluted weighted-average shares outstanding for the three months ended June 30, 2023 and 2022, respectively.
Real Estate Portfolio
The Company’s portfolio consisted of 991 net leased properties located in 46 states and the District of Columbia and comprised approximately 27.4 million rentable square feet as of June 30, 2023. Portfolio metrics include:
•92.7% leased, with 6.9 years remaining weighted-average lease term2
•64.9% of leases have weighted-average contractual cash rent increases of 1.0% based on annualized straight-line rent which increase the cash that is due under these leases over time
•66% and 37% of annualized straight-line rent in the single-tenant portfolio and from multi-tenant anchor tenants, respectively, was derived from investment grade or implied investment grade tenants3
•91% retail properties, 8% distribution properties and 1% office properties (based on an annualized straight-line rent)
•58% of the retail portfolio, based on straight line rent, is focused on either service4 or experiential retail5 giving the Company strong alignment with “e-commerce resistant” real estate
Property Dispositions
During the three months ended June 30, 2023, the Company disposed of 48 properties, for an aggregate contract sales price of $100.8 million.
Capital Structure and Liquidity Resources
As of June 30, 2023, the Company had a total borrowing capacity under the credit facility of $646.3 million based on the value of the borrowing base under the credit facility, and, of this amount, $604.0 million was outstanding under the credit facility as of June 30, 2023 and $42.3 million remained available for future borrowings. As of June 30, 2023, the Company had $59.2 million of cash and cash equivalents. The Company’s net debt6 to gross asset value7 was 51.0%, with net debt of $2.6 billion and its net debt to Adjusted EBITDA was 9.9x. The increase in this ratio is due to GAAP write-offs for lease rejections due to the tenant bankruptcies in the quarter. Excluding the impacts of these write-offs, Net Debt to Adjusted EBITDA would have been 9.3x.
The Company’s percentage of fixed rate debt was 77.5% as of June 30, 2023. The Company’s total combined debt had a weighted-average interest rate cost of 4.7%8, resulting in an interest coverage ratio of 2.1 times9.

Webcast and Conference Call

RTL will host a webcast and call on August 3, 2023 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the RTL website, www.necessityretailreit.com, in the “Investor Relations” section.

Dial-in instructions for the conference call and the replay are outlined below.

To listen to the live call, please go to RTL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the RTL website at www.necessityretailreit.com.

Live Call
Dial-In (Toll Free): 1-877-407-0792
International Dial-In: 1-201-689-8263

Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13737312
*Available from 3:00 p.m. ET on August 3, 2023 through November 3, 2023.

Footnotes/Definitions
1.Includes (i) all leases fully executed by both parties as of June 30, 2023 but where the tenant has yet to take possession as of June 30, 2023, (ii) all leases fully executed by both parties as of July 31, 2023, but after June 30, 2023, (iii) all leases under negotiation with an executed nonbinding letter of intent (“LOI”) by both parties as of July 31, 2023, net of (iv) lease terminations effective as of July 31, 2023. There were 10 leases fully executed as of June 30, 2023 where the tenant had yet to take possession totaling approximately 122,000 square feet, 9 lease fully executed as of July 31, 2023, but after June 30, 2023 totaling approximately 184,000 square feet and 23 LOIs executed as of July 31, 2023 totaling approximately 286,000 square feet, and 6 lease terminations totaling approximately 129,000 square feet. There can be no assurance that LOIs will lead to definitive leases that will commence on their current terms, or at all. Leasing pipeline should not be considered an indication of future performance.
2.The weighted-average is based on annualized straight-line rent as of June 30, 2023.
3.As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings. Implied investment grade ratings may include actual ratings of tenant parent or guarantor parent (regardless of whether the parent has guaranteed the tenant’s obligation under the lease) or a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of June 30, 2023. Based on annualized straight-line rent as of June 30, 2023, single-tenant portfolio tenants were 45.8% actual investment grade rated and 20.1% implied investment grade rated, top 20 tenants were 56.9% actual investment grade rated and 12.4% implied investment grade rated and anchor tenants in the multi-tenant portfolio were 29.7% actual investment grade rated and 6.8% implied investment grade rated.
4.Service retail is defined as single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, healthcare, and auto services sectors.
5.Experiential retail is defined as multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others. The Company also refers to experiential retail as e-commerce defensive retail.
6.Total debt of $2.7 billion less cash and cash equivalents of $59.2 million as of June 30, 2023. Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.
7.Defined as the carrying value of total assets plus accumulated depreciation and amortization as of June 30, 2023.
8.Weighted based on the outstanding principal balance of the debt.
9.The interest coverage ratio is calculated by dividing Adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, and amortization of mortgage premiums on borrowings, net) for the quarter ended June 30, 2023.

About The Necessity Retail REIT, Inc.

The Necessity Retail REIT (Nasdaq: RTL) is the preeminent publicly traded real estate investment trust (REIT) focused on “Where America Shops”. RTL acquires and manages a diversified portfolio of primarily necessity-based retail single-tenant and open-air shopping center properties in the U.S. Additional information about RTL can be found on its website at www.necessityretailreit.com.

 Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of RTL’s website at www.necessityretailreit.com and on the SEC website at www.sec.gov.

Important Notice
The statements in this communication that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Any statements referring to the future value of an investment in the Company, including the adjustments giving effect to the Company merging with and into Osmosis Sub I, LLC, with Osmosis Sub I continuing as the surviving entity and wholly-owned subsidiary of GNL (the “REIT Merger”) and GNL and the Company becoming internally managed (the “Internalization Merger”) as described in this communication, as well as the potential success that the Company may have in executing the REIT Merger and Internalization Merger, are also forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause the Company’s actual or anticipated results to differ materially from those contemplated by such forward-looking statements, including but not limited to: (i) the Company’s ability to complete the REIT Merger and Internalization Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed transactions, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Internalization Merger Agreement and REIT Merger Agreement, each dated as of May 23, 2023 relating to the proposed transactions, (iii) the Company’s ability to obtain consents of applicable counterparties to certain of its lending agreements identified in the REIT Merger Agreement (iv) failure to realize the expected benefits of the REIT Merger and the Internalization Merger, (v) significant transaction costs or unknown or inestimable liabilities, (vi) risks related to diverting the attention of the Company’s management from ongoing business operations, (vii) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay, (viii) the risk that the Company’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, (ix) risks related to the market value of the GNL’s common stock to be issued in the proposed transactions, (x) potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company’s tenants and the global economy and financial market and (xi) the risk that one or more parties to the REIT Merger Agreement may not fulfil its obligations under the agreement, as well as the additional risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Additional Information About the REIT Merger and Internalization Merger and Where to Find It
In connection with the proposed transactions, on July 6, 2023, GNL filed with the SEC a registration statement on Form S-4 (as amended on July 17, 2023), which includes a document that serves as a prospectus of GNL and a joint proxy statement of GNL and the Company (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the proposed transactions. The Form S-4 became effective on July 18, 2023. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The Company commenced mailing the definitive joint proxy statement/prospectus to stockholders on or about July 19, 2023. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC are available free of charge on the Company’s website at www.necessityretailreit.com or by contacting the Company’s Investor Relations at ir@rtlreit.com.

Participants in the Proxy Solicitation
The Company and its respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about the directors and executive officers of the Company is available in the proxy statement for its 2023 Annual Meeting, as incorporated by reference in the joint proxy statement/prospectus. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transactions. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. Investors may obtain free copies of these documents from the Company as indicated above.

Accounting Treatment of Rent Deferrals/Abatements
The majority of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the Financial Accounting Standards Board (“FASB”) and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and National Association of Real Estate Investment Trusts (“NAREIT”) FFO was not significantly impacted by these types of deferrals. In addition, since these deferral amounts were substantially collected, the Company has excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under accounting principles generally accepted in the United States of America (“GAAP”) relating to these types of rent deferrals. Conversely, for abatements where contractual rent was reduced, the reduction in revenue is reflected over the remaining lease term for accounting purposes but represents a permanent reduction in revenue and the Company has, accordingly, reduced its AFFO.

Contacts:
Investors and Media:
Email: investorrelations@necessityretailreit.com
Phone: (866) 902-0063

The Necessity Retail REIT, Inc.
Consolidated Balance Sheets
(In thousands. except share and per share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$956,506	$996,293
Buildings, fixtures and improvements	3,369,177	3,467,463
Acquired intangible lease assets	567,722	644,553
Total real estate investments, at cost	4,893,405	5,108,309
Less: accumulated depreciation and amortization	(810,727)	(784,946)
Total real estate investments, net	4,082,678	4,323,363
Cash and cash equivalents	59,172	70,795
Restricted cash	23,373	17,956
Deferred costs, net	25,050	22,893
Straight-line rent receivable	59,890	66,657
Operating lease right-of-use assets	17,587	17,839
Prepaid expenses and other assets (including $2,651 of prepayments to related parties as of June 30, 2023)	67,510	66,551
Total assets	$4,335,260	$4,586,054

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,553,688	$1,808,433
Credit facility	604,000	458,000
Senior notes, net	492,987	492,319
Below market lease liabilities, net	123,900	133,876
Accounts payable and accrued expenses (including $901 and $1,838 due to related parties as of June 30, 2023 and December 31, 2022, respectively)	54,804	64,169
Operating lease liabilities	19,088	19,132
Deferred rent and other liabilities	16,531	16,815
Dividends payable	5,837	5,837
Total liabilities	2,870,835	2,998,581

7.50% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 12,796,000 shares authorized, 7,933,711 shares issued and outstanding as of June 30, 2023 and December 31, 2022	79	79
7.375% Series C cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 11,536,000 shares authorized, 4,595,175 shares issued and outstanding as of June 30, 2023 and December 31, 2022	46	46
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 134,535,442 and 134,224,313 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1,345	1,342
Additional paid-in capital	2,999,565	2,999,163
Distributions in excess of accumulated earnings	(1,565,425)	(1,435,794)
Total stockholders’ equity	1,435,610	1,564,836
Non-controlling interests	28,815	22,637
Total equity	1,464,425	1,587,473
Total liabilities and equity	$4,335,260	$4,586,054

The Necessity Retail REIT, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,
	2023	2022
Revenue from tenants	$106,700	$116,929

Operating expenses:
Asset management fees to related parties	7,972	8,296
Property operating expenses	25,082	27,520
Impairments of real estate investments	—	58,954
Merger, transaction and other costs	4,931	206
Settlement costs	8,800	—
Equity-based compensation [1]	3,519	3,523
General and administrative	14,744	8,390
Depreciation and amortization	59,466	46,573
Total operating expenses	124,514	153,462
Operating income before gain on sale of real estate investments	(17,814)	(36,533)
Gain on sale of real estate investments	5,471	13,438
Operating income	(12,343)	(23,095)
Other (expense) income:
Interest expense	(35,945)	(28,329)
Other income	596	944
Gain on non-designated derivative	—	—
Total other expense, net	(35,349)	(27,385)
Net loss	(47,692)	(50,480)
Net loss attributable to non-controlling interests	61	58
Allocation for preferred stock	(5,837)	(5,837)
Net loss attributable to common stockholders	$(53,468)	$(56,259)

Basic and Diluted Net Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.40)	$(0.43)
Weighted-average shares outstanding — Basic and Diluted	133,800,130	132,629,704
______

[1] Includes expense related to the Company’s restricted common shares and LTIP Units.

The Necessity Retail REIT, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended June 30,
	2023	2022
Adjusted EBITDA
Net loss	$(47,692)	$(50,480)
Depreciation and amortization	59,466	46,573
Interest expense	35,945	28,329
Impairments of real estate investments	—	58,954
Merger, transaction and other costs	4,931	206
Settlement costs	8,800	—
Equity-based compensation [1]	3,519	3,523
Gains on sales of real estate investments	(5,471)	(13,438)
Other income	(596)	(944)
Gain on non-designated derivatives	—	—
Expenses attributable to 2023 proxy contest and related litigation [2]	7,205	—
Adjusted EBITDA	66,107	72,723
Asset management fees to related parties	7,972	8,296
General and administrative	14,744	8,390
Expenses attributable to 2023 proxy contest and related litigation [2]	(7,205)	—
NOI	81,618	89,409
Amortization of market lease and other intangibles, net	(1,780)	(1,582)
Straight-line rent	1,429	(1,509)
Cash NOI	$81,267	$86,318

Cash Paid for Interest:
Interest expense	$35,945	$28,329
Amortization of deferred financing costs, net	(3,607)	(3,236)
Amortization of mortgage premiums and discounts on borrowings, net	(329)	(174)
Total cash paid for interest	$32,009	$24,919
______

[1] Includes expense related to the Company’s restricted common shares and LTIP Units.
[2] Amount relates to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance. Due to the increase in these expenses as a portion of its general and administrative expenses in the first quarter of 2023, the Company began including this adjustment to arrive at Adjusted EBITDA in order to better reflect its operating performance. The second quarter of 2022 did not have any of these expenses.

The Necessity Retail REIT, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended June 30,
	2023	2022
Net loss attributable to common stockholders (in accordance with GAAP)	$(53,468)	$(56,259)
Impairment of real estate investments	—	58,954
Depreciation and amortization	59,466	46,573
Gain on sale of real estate investments	(5,471)	(13,438)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(69)	(113)
FFO attributable to common stockholders [1]	458	35,717
Merger, transaction and other costs [2]	4,931	206
Settlement costs [3]	8,800	—
Legal fees and expenses — COVID-19 lease disputes [4]	—	58
Amortization of market lease and other intangibles, net	(1,780)	(1,582)
Straight-line rent	1,429	(1,509)
Straight-line rent (rent deferral agreements) [5]	(4)	(446)
Amortization of mortgage (premiums) and discounts on borrowings, net	329	174
Gain on non-designated derivatives	—	—
Equity-based compensation [6]	3,518	3,523
Amortization of deferred financing costs, net	3,607	3,236
Expenses attributable to 2023 proxy contest and related litigation [7]	7,205	—
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(25)	(5)
AFFO attributable to common stockholders [1]	$27,923	$38,485
______
[1] FFO and AFFO for the three months ended June 30, 2023 and 2022 include income from lease modification/termination revenue of $0.5 million and $5.7 million, respectively, which are recorded in Revenue from tenants in the consolidated statements of operations.
[2] Primarily includes costs associated with the proposed merger with GNL, prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the merger with American Realty Capital-Retail Centers of America, Inc. in February 2017.
[3] In the three months ended June 30, 2023, we recognized a settlement cost of $8.8 million, representing one-half of the reasonable, documented, out-of-pocket expenses (including legal fees) incurred by Blackwells Capital, LLC (“Blackwells Capital”), an affiliate of Blackwells Onshore I, LLC (together with Blackwells Capital, “Blackwells”), and certain others involved the Blackwells’ proxy solicitation (collectively and together with Blackwells, the “Blackwells/Related Parties”) in connection with the proxy contest and related litigation and the cooperation agreement, for which we agreed to reimburse the Blackwells/Related Parties.
[4] Reflects legal costs incurred related to disputes with tenants due to store closures or other challenges resulting from COVID-19. The tenants involved in these disputes had not recently defaulted on their rent and, prior to the second and third quarters of 2020, had recently exhibited a pattern of regular payment. Based on the tenants involved in these matters, their history of rent payments, and the impact of the pandemic on current economic conditions, the Company views these costs as COVID-19-related and separable from its ordinary general and administrative expenses related to tenant defaults. The Company engaged counsel in connection with these issues separate and distinct from counsel the Company typically engages for tenant defaults. The amount reflects what the Company believes to be only those incremental legal costs above what the Company typically incurs for tenant-related dispute issues. The Company may continue to incur these COVID-19 related legal costs in the future.
[5] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on the Company's consolidated balance sheets but are considered to be earned revenue attributed to the current period for which rent was deferred for purposes of AFFO as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. For rent abatements (including those qualified for FASB relief), where contractual rent has been reduced, the reduction in revenue is reflected over the remaining lease term for accounting purposes but represents a permanent reduction in revenue and the Company has, accordingly reduced its AFFO. As of March 31, 2023, the Company has substantially collected all previously deferred rents.
[6] Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreements for all periods presented.
[7] Amounts relate to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for this amount.

Non-GAAP Financial Measures
This release discusses non-GAAP financial measures we use to evaluate our performance, including FFO, AFFO, Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash NOI. While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current NAREIT, an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Adjusted Funds from Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan. These amounts include legal costs incurred as a result of certain litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding certain litigation costs and subsequent insurance reimbursements related to litigation helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market lease intangibles, amortization of deferred financing costs, straight-line rent, and share-based compensation related to restricted shares and the 2021 multi-year outperformance agreement with the Advisor from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining net (loss) income, such as (i) merger, transaction and other costs, (ii) settlement costs related to our Blackwells litigation (iii) legal fees and expenses associated with COVID-19-related lease disputes involving certain tenants and (iv) certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. These expenses negatively impact our operating performance during the period in which they are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net (loss) income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used, among other things, to assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends. FFO and AFFO may include income from lease termination fees, which is recorded in revenue from tenants in our consolidated statements of operations.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items such as expense related to our multi-year outperformance agreement with the Advisor and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. All paid and accrued merger, acquisition and transaction related fees and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of our on-going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income (loss), as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash paid for interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that cash paid for interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash paid for interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.